Exhibit 99.1

GigCapital5, Inc. Announces Pricing of $200,000,000 Initial Public Offering

PALO ALTO, Calif. – September 23, 2021 – GigCapital5, Inc. (NYSE: GIA.U) (the “Company” or “GigCapital5”) today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Each unit consists of one share of common stock and one redeemable warrant of the Company. Each whole warrant entitles the holder to purchase one share of common stock of the Company at a price of $11.50 per share. The units will be listed on the New York Stock Exchange (NYSE) and are expected to trade under the ticker symbol “GIA.U” beginning on September 24, 2021. Once the securities comprising the units begin separate trading, the shares and warrants are expected to be traded on NYSE under the symbols “GIA” and “GIA.WS,” respectively. The offering is expected to close on September 28, 2021, subject to customary closing conditions.

GigCapital5 is GigCapital Global’s sixth Private-to-Public Equity (PPE)™ company since inception in late 2017. The Company will seek companies in the technology, media, and telecommunications, aerospace and defense, advanced medical equipment, intelligent automation and sustainable industries anywhere in the world that embrace today’s digital transformation and intelligent automation as a competitive advantage.

Wells Fargo Securities, LLC, and William Blair & Company, L.L.C. are the joint book running managers for the offering. The managers have a 45-day option to purchase up to an additional 3,000,000 units solely to cover over-allotments, if any.

Registration statements relating to the securities became effective on September 23, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com, and William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com. Copies of the registration statements can also be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Concerning Forward Looking Statements

This news release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, a member entity of GigCapital Global and the founder of GigAcquisitions5, LLC, used pursuant to agreement.

About GigCapital5

GigCapital5 is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company (SPAC), focusing on companies in the technology, media, and telecommunications, aerospace and defense, advanced medical equipment, intelligent automation and sustainable industries. It was sponsored by GigAcquisitions5, LLC, which was founded by GigFounders, LLC, each a member entity of GigCapital Global, and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses.

The Company intends to focus on opportunities to capitalize on the ability of its management team, particularly its executive officers, to identify, acquire and operate a business with a goal of reaching an enterprise value of over $600 million.

MEDIA CONTACT

Brian Ruby, ICR, brian.ruby@icrinc.com